June 29, 1994


VIA TELECOPIER

Arvida/JMB Partners
Arvida/JMB Partners, L.P.
Southeast Florida Holdings, Inc.
Center Office Partners
Center Retail Partners
Center Hotel Limited Partnership
Weston Hills Country Club Limited Partnership
c/o Arvida/JMB Managers, Inc.
900 North Michigan Avenue
Chicago, Illinois  60601

Attn:     Stephen A. Lovelette

     Re:  LC Termination Date; Notices to Chemical Bank

Gentlemen:

     Reference is made to that certain Amended and Restated Revolving Credit and Security Agreement dated as of October 7, 1992 among ARVIDA/JMB PARTNERS, L.P., a Delaware limited partnership ("Arvida LP" or the "Partnership"), ARVIDA/JMB PARTNERS, a Florida general partnership ("Arvida GP"), SOUTHEAST FLORIDA HOLDINGS, INC., an Illinois corporation ("Southeast"), CENTER OFFICE PARTNERS, a Florida general partnership ("Office Partners"), CENTER RETAIL PARTNERS, a Florida general partnership ("Retail Partners"), CENTER HOTEL LIMITED PARTNERSHIP, a Delaware limited partnership ("Hotel Partnership") and WESTON HILLS COUNTRY CLUB LIMITED PARTNERSHIP, a Delaware limited partnership ("Weston Partnership"; Weston Partnership, Arvida LP, Arvida GP, Southeast, Office Partners, Retail Partners and Hotel Partnership being hereinafter collectively referred to as the "Borrowers"), CHEMICAL BANK and NATIONSBANK OF FLORIDA, N.A. (collectively, "Lenders") and CHEMICAL BANK, AS AGENT ("Agent") as heretofore amended (the "Credit Agreement"). Unless otherwise defined herein, all capitalized terms shall have the same meaning as in the Credit Agreement.

     Chemical Bank, as the "LC Bank" under the Credit Agreement, hereby gives notice to Borrowers of the extension of the term of the LC Commitment, as well as the LC Termination Date, to September 1, 1994. This extension is expressly conditioned upon Borrowers' agreement, evidenced by signing below, to an amendment to the second sentence of Section 2.20(c) of the Credit Agreement which shall read as follows:

     Subject to the provisions of Section 2.11, each LC Disbursement shall bear interest (computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be), from and including the date of such LC Disbursement to but excluding the date of reimbursement, at a rate per annum equal to 1.25% plus the greater on a daily basis of (a) the Prime Rate, or (b) the Alternate Base Rate (as each such term is defined in the definition of "Floating Rate").

This extension affects only the term of LC Commitment and the interest rate on LC Disbursements and does not waive or modify any other term, provision or condition of the Credit Agreement. Nor does it relate to any other requests for waiver of, consent to deviation from, or extension of, the terms of the Credit Agreement, including without limitation, any request by Borrowers for extension of the Revolving Credit Loan Commitment Maturity Date or of the I/P Loan Maturity Date.

     Chemical Bank, as Agent, further advises Borrowers that notwithstanding such extension Lenders reserve all rights and remedies available to them for the full protection and enforcement of their rights under the Credit Agreement and the other loan documents and under applicable law. Furthermore, nothing contained herein or therein shall constitute an agreement by Lenders to continue discussion with Borrower under any circumstances, to extend any Loan or Loan Commitment made under the terms of the Credit Agreement, or to forbear from exercising any of their rights or remedies under the Credit Agreement, any other loan document or under applicable law.

     In addition, notice is hereby given that all future communications to Chemical Bank, as Agent, Lender or LC Bank pursuant to Section 9.1 of the Credit Agreement, should be made to the following address:

          Chemical Bank
          380 Madison Avenue (11th Floor)
          New York, New York 10017
          Attention:Thomas S. Matesich
          Telecopy No.: 212-622-3580

Copies should still be provided to Weil, Gotshal & Manges, 767 Fifth Avenue, New York, New York 10153, Attention of J. Philip Rosen, Esq. (Telecopy No.: 212-310-8007).

     Please countersign below to indicate your agreement with the foregoing.

                    Sincerely,

                              CHEMICAL BANK


                              By:
                                   Thomas S. Matesich
                                   Vice President


cc:  Lisa Crawford
     H. William Walker, Esq.
     Susan Werth, P.A.


Accepted and Agreed this ___ day of
June, 1994.

                              ARVIDA/JMB PARTNERS, L.P.

                              By:  ARVIDA/JMB MANAGERS,
                                     INC., as General Partner

                                   By:
                                        Title:

                              ARVIDA/JMB PARTNERS

                              By:  ARVIDA/JMB MANAGERS,
                                     INC., as General Partner

                                   By:
                                        Title:

                              SOUTHEAST FLORIDA HOLDINGS,
                                 INC.

                              By:
                                   Title:


                              CENTER OFFICE PARTNERS

                              By:  ARVIDA/JMB PARTNERS, L.P.,
                                      as General Partner

                                   By:  ARVIDA/JMB MANAGERS, INC.,
                                        as General Partner

                                        By:
                                             Title:


                              CENTER RETAIL PARTNERS

                              By:  ARVIDA/JMB PARTNERS, L.P.,
                                      as General Partner

                                   By:  ARVIDA/JMB MANAGERS,
                                           INC., as General Partner

                                        By:
                                             Title:


                              CENTER HOTEL LIMITED
                                 PARTNERSHIP

                              By:  JMB/PCH CORPORATION,
                                      as General Partner

                                   By:
                                        Title:


                              WESTON HILLS COUNTRY CLUB
                                 LIMITED PARTNERSHIP

                              By:  WHCC, INC., as General
                                      Partner

                                   By:
                                        Title: